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                                                                    Exhibit 23.2

                        Consent of Independent Auditors

   We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Sandpiper Networks, Inc. dated February 3, 1999, in the Schedule S-1 of Digital Island, Inc. for the registration of common stock.

                                          Ernst & Young LLP

Los Angeles, CA
January 20, 2000